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                                                                    Exhibit 10.6

                      [LETTERHEAD OF MASTECH CORPORATION]
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March 16, 1995

Mr. Michael J. Zugay
221 University Drive
Aliquippa, PA  15001


Dear Michael:


We are pleased to offer you employment with Mastech Systems Corporation (the "Company") on the following terms and conditions:

1.   Duties. You shall use your best energies and abilities on a full-time
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     basis to perform the employment duties assigned to you from time to time and also shall comply with all rules, regulations and procedures of the Company. Your performance will be reviewed at the end of your first twelve months of employment and annually thereafter. During your employment you shall not directly or indirectly usurp any corporate opportunities or otherwise engage in any conduct adverse to the best interests of the Company. Also, you are instructed not to divulge any confidential information of, or violate any agreement with, your prior employers or their clients.

2.   Compensation and Benefits.  You shall be compensated at the rate of
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     $8,333.33 per month. Compensation, subject to all applicable taxes and withholdings, will be paid on the fifteenth of each month for your services during the prior month. After successful completion of a 90-day probation period, you will be entitled to receive benefits as are generally available from time to time to employees of the Company. You will receive two weeks of paid vacation a year, plus an additional week of paid leave for maintaining your CPA continuing education.

3.   Confidentiality.  As part of your employment, you will acquire or develop
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     confidential and proprietary information concerning the Company and its dealings and method of dealings with its existing and prospective customers and employees, and you also will develop relationships of special trust and confidence with the Company's existing and prospective customers and employees (collectively, "Confidential Matter"). You agree that such Confidential Matter is for the Company's exclusive benefit and that, both during your employment and at all times thereafter, you will not directly or indirectly use or disclose any Confidential Matter except for the sole benefit and with the consent of the Company. Upon the conclusion of your employment, you will promptly return all documents and information (including computer-generated or stored matters), concerning the Company or its existing or prospective customers and employees.
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4.   Non-Competition and Non-Solicitation.  During the period until two (2)
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     years following the termination of your employment for whatever reason
     (which time period shall be extended by the length of time during which you are in violation of this paragraph), you shall not directly or indirectly solicit the business or services of, or deal in a manner adverse to the Company with, any existing or prospective customer, supplier or employee of the Company (regardless of whether or not you personally dealt with that party during your employment) or otherwise interfere or compete with the Company or its business. For these purposes, it is agreed that the Company's business involves software services, including the management and implementation of software design and development projects and the provision of contract programming services, and the recruiting of software professionals both from within and outside the United States. You further agree that: (i) the Company shall be entitled to injunctive relief as well as damages for any violation by you of paragraph 3 or 4 of this Agreement (which shall survive the termination of this Agreement and your employment); (ii) Pennsylvania substantive law shall govern this Agreement and its enforcement; (iii) jurisdiction and venue is proper in any proceeding to enforce rights hereunder filed in any court located in Allegheny County, Pennsylvania, and (iv) paragraphs 3 and 4 are intended to be enforced in accordance with their terms but that such terms shall be deemed modified as necessary so as to render them valid and enforceable to the fullest extent permissible by applicable law.

5.   Entire Agreement. This Agreement represents the entire agreement of the
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     parties, and its supersedes all prior statements, discussions and understandings and may be amended only by a writing signed by both parties.



                                        Sincerely,

                                        /s/ Sunil Wadhwani

                                        Sunil Wadhwani
                                        Chairman



Agreed to and accepted with the
express intent to be legally bound.

/s/ Michael J. Zugay
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